Final
                                                    03/28/03
                                                        6077

                                                Exhibit 23.1










               Consent Of Independent Auditors


The Board of Directors
Ryan's Family Steak Houses, Inc.:

We consent to incorporation by reference in the following Registration Statements of our report dated January 31, 2003, with respect to the consolidated balance sheets of Ryan's Family Steak Houses, Inc. as of January 1, 2003 and January 2, 2002, and the related consolidated statements of earnings and cash flows for each of the years in the three-year period ended January 1, 2003, which report is incorporated by reference in the 2002 annual report on Form 10-K of Ryan's Family Steak Houses, Inc.

Form S-8

No.  33-15924   -    Ryan's Family Steak Houses,  Inc.  1987
                     Stock Option Plan

No.  33-53834   -    Ryan's Family Steak Houses,  Inc.  1991
                     Stock Option Plan

No.  333-67165  -    Ryan's Family Steak Houses,  Inc.  1998
                     Stock Option Plan













Greenville, South Carolina
March 28, 2003